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EXHIBIT 4.8

REGISTRATION RIGHTS AGREEMENT

    THIS REGISTRATION RIGHTS AGREEMENT is made as of November 14, 1997 by and between O'CONNOR RETAIL PARTNERS, L.P., a Delaware limited partnership ("ORP"), and together with any persons who hereafter join in and are made parties to this Agreement, the "Holders"), and SIMON DEBARTOLO GROUP, INC., a Maryland corporation ("SDG").

    WITNESSETH:

    The Holders have been issued 841,114 units of limited partnership interest ("Units") of Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Operating Partnership") which are exchangeable for shares of the common stock of SDG (the "Shares") pursuant to Article XI of the Fifth Amended and Restated Partnership Agreement of the Operating Partnership dated August 9, 1996 (the "Partnership Agreement").

    In connection with the issuance of the Units to the Holders, the Operating Partnership agreed to cause SDG to enter into this Agreement.

    NOW, THEREFORE, in consideration of the premises and of Ten Dollars ($10) and other good and valuable consideration by each party hereto to the other paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.  At any time after any of the Holders (including to the extent provided in Section 8, a Permitted Transferee of any of the Holders) exercises the right to exchange for Shares all or a portion of the Units originally issued to the Holders and upon ten (10) business days written notice from such Holders requesting registration, SDG shall amend an existing registration statement or file a new registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "1933 Act"), with the Securities and Exchange Commission ("SEC") covering resales of all of the Shares which may be obtained upon exchange of the Units and any other Registrable Securities (as hereinafter defined) and shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as practicable after filing. Once the Registration Statement becomes effective, SDG shall keep the Registration Statement continuously effective and available for resale of the Registrable Securities until the earliest to occur of (i) the sale of all of the Registrable Securities by the Holders; (ii) the date on which all of the Registrable Securities become eligible for sale pursuant to Rule 144(k) under the 1933 Act; or (iii) SDG provides Holders with an opinion of counsel to the effect that all of the outstanding Registrable Securities may be resold by the Holders without registration under the 1933 Act. SDG agrees that it shall deliver to the Holders copies of the Registration Statement as filed with the SEC and any amendments and supplements thereto (other than post-effective amendments) prior to the filing thereof. SDG shall bear all expenses relating to filing the Registration Statement and keeping the Registration Statement current, effective and available during the period specified above; provided, however, that SDG shall not be responsible for any brokerage fees or underwriting commissions, if any, incurred by Holders in connection with the resale of Registrable Securities or the fees and expenses of any counsel retained by a Holder in connection with resales of the Registrable Securities. Notwithstanding the foregoing, if the Operating Partnership irrevocably elects or is required prior to the filing of the Registration Statement to issue cash in lieu of Shares upon exchange of the Units held by Seller, SDG shall not be required to file the Registration Statement with respect to such Units not exchanged for Shares. The term "Registrable Securities" shall include (i) any Shares that have been or may be issued from time to time upon the exchange of the Units (including any additional units of limited partnership interest of the Partnership or any successor entity received in exchange for, or as a dividend or distribution on account of the Units) pursuant to Article XI of the Partnership Agreement and other securities issued by SDG in exchange for the Shares and (ii) any securities issued by the Operating Partnership or SDG as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise).

    2.  During the time period that the Registration Statement is required to be current, effective and available under Section 1 above, SDG shall also at its expense:

      2.1 prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the "Prospectus"), as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to resales of Registrable Securities whenever a Holder shall desire to sell or otherwise dispose of the same, or any portion thereof, but in no event beyond the period during which the Registration Statement is required to be kept in effect under Section 1 above; provided, however that if SDG shall furnish to a Holder a certificate signed by SDG's chief executive officer stating that in the good faith judgment of the directors of SDG it would be significantly disadvantageous to SDG and its stockholders for the Registration Statement to be amended or supplemented, SDG may defer such amending or supplementing for a period of not more than 45 days and in such event such Holder shall be required to discontinue disposition of the Registrable Securities during such period;

      2.2 furnish to a Holder, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the 1933 Act and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the "1934 Act"), and such other documents as a Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

      2.3 register or qualify the Registrable Securities under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable the Holders of the Registrable Securities to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold or otherwise disposed of by such Holders from time to time;

      2.4 before filing with the SEC any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to Holders of the Registrable Securities, which shall have five (5) business days to review and comment thereon (and absent comment within such five (5) business day period such documents shall be deemed approved by any Holder not commenting); provided, however, that all such documents shall be subject to the approval of a Holder insofar as they relate to information concerning such Holder (including, without limitation, the proposed method of distribution of the Registrable Securities);

      2.5 notify the Holders promptly (and, if requested by a Holder, confirm in writing) (a) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (b) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement and the Prospectus or for additional information, (c) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (d) of the receipt by SDG of any notification with respect to the suspension of the qualification of the Registrable Securities or the initiation of any proceeding for such purpose, and (e) of the happening of any event during the period the Registration Statement is effective which in the judgment of SDG makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading in any material respect;

      2.6 use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

      2.7 cooperate with a Holder to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities being sold, which certificates shall not bear any restrictive legends provided the Registrable Securities evidenced thereby have been sold in a manner permitted by the Prospectus; and

      2.8 upon the occurrence of any event contemplated by subsection 2.5(e), promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Shares, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the obligation to prepare and file any such supplement or post-effective amendment shall be suspended if SDG, relying upon advice of counsel, determines that disclosure of any information required to be included therein would be adverse to its interests, but such suspension shall not extend beyond thirty (30) days with respect to any such specified event or for more than an aggregate of sixty (60) days in any calendar year.

      2.9 use its reasonable efforts to cause the Registrable Securities to be listed on any securities exchange on which securities of the same class issued by SDG are then listed.

      2.10 Make available for inspection by Holders of Registrable Securities and any counsel, accountants or other representatives retained by such Holders such financial and other records and pertinent corporate documents of SDG and cause the officers, directors and employees of SDG to supply such records, documents or information reasonably requested by such Holders, counsel, accountants or representatives in connection with the preparation of the registration statement that are reasonably required in order for such Holders to establish their "due diligence" defense against liabilities under Section 12(2) of the 1933 Act; provided, however, that such records, documents or information are confidential and shall not be disclosed by such Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement.

      2.11 use its reasonable efforts to make available to its security holders, as soon as reasonably practicable, an earning statement covering at least 12 months, commencing on the first day of the fiscal quarter next succeeding each sale of the Registrable Securities pursuant to the Registration Statement, in a manner which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder.

    3.  SDG hereby agrees to indemnify and hold harmless each Holder and each person or entity, if any, which controls a Holder (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act), and its and their respective officers, directors, partners, agents and employees, from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) to which such Holder or each such person may become subject under the 1933 Act or otherwise by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or by reason of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim or damages as such expenses are incurred; provided, however, that SDG shall not be liable insofar as any such losses, claims, damages, costs and expenses (including reasonable attorneys fees) are caused or incurred by reason of any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to SDG by such Holder expressly for use therein. In addition, upon request of a Holder, SDG shall enter into one or more indemnification agreements with any broker or brokers engaged by such Holder to sell all or any portion of the Registrable Securities, each such agreement to indemnify the broker in question against the same losses, claims, damages, costs and expenses as such Holder is indemnified against by SDG under this paragraph 3.

    4.  Each Holder hereby (i) represents and warrants that the Units and the Registrable Securities are being acquired by it for investment and not with a view to the distribution thereof (except as contemplated by and in accordance with this Agreement, the Registration Statement or otherwise in accordance with the requirements of the 1933 Act and the 1934 Act and all applicable state securities laws), (ii) agrees that, upon receipt of any notice from SDG of the happening of any event of the kind described in subsection 2.5(e), such Holders will forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection 2.8 and (iii) agrees that the certificate or certificates representing the Registrable Securities shall bear the following legend:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE;

provided that certificates representing Registrable Securities shall not be required to bear such legend (and SDG shall cooperate with the holders thereof in obtaining replacement certificates without such legend) if (a) the resale of such Registrable Securities is not required to be registered hereunder or (b) the holder thereof delivers to SDG an opinion of counsel in form and substance reasonably satisfactory to SDG that such Registrable Securities may be resold by the holder thereof without registration under the 1933 Act in reliance upon Section 4(1) under the 1933 Act.

    5.  SDG covenants and agrees that upon the issuance of the Shares by SDG to the Holders in exchange for the Units, each Holder shall have good and absolute title to the Shares free and clear of all liens, encumbrances and security interests except for restrictions under the 1933 Act and the 1934 Act, restrictions on transfer contemplated by Section 4 above and any liens, encumbrances and security interests arising out of such Holder's own acts.

      6.1 SDG covenants that, so long as it is subject to the reporting requirements of the 1934 Act, it will file the reports required to be filed by it under the 1934 Act so as to enable any Holder to sell the Registrable Securities pursuant to Rule 144 under the 1933 Act.

      6.2 In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the 1933 Act, SDG shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities to be sold and not bearing any 1933 Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request. SDG's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by SDG or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to SDG and its transfer agent, of an opinion that such 1933 Act legend need not appear on such certificate.

    7.  The obligations of SDG under this Agreement shall expire upon the earliest to occur of: (i) such time as the Units, or after exchange of the Units, the Registrable Securities, are no longer outstanding, (ii) SDG has kept the Registration Statement effective for the period set forth in Section 1 above, or (iii) counsel for SDG has provided to a Holder a written opinion to the effect that the subsequent disposition by such Holder of the Registrable Securities would not require registration under the 1933 Act or any similar state law then in effect.

    8.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to the following sentence, their respective successors and assigns. A transferee of Units and/or Registrable Securities who is a "Permitted Transferee" as hereinafter defined and who hereafter acquires the Units and/or Registrable Securities from a Holder in a transaction other than pursuant to a registration statement under the 1933 Act may become a Holder for purposes of this Agreement by (i) taking and holding the record ownership of such Units and/or Registrable Securities, (ii) notifying SDG in writing of such transfer and (iii) providing SDG with all information concerning such transferee that is necessary to amend or supplement the Prospectus, whereupon such transferee shall be conclusively deemed to have agreed to be bound by and entitled to the benefit of all the terms and provisions hereof. "Permitted Transferee" shall mean J.W. O'Connor & Co. Incorporated, O'Connor Associates, L.P., any of the persons set forth on Schedule I hereto and any permitted transferee under the Partnership Agreement. The provisions of the Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within said state.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

O'CONNOR RETAIL PARTNERS, L.P.
By:	J.W. O'CONNOR & CO. INCORPORATED, General Partner
By	/s/ BRUCE MACLEOD
	Name:	Bruce Macleod
	Title:	Executive Vice President
SIMON DEBARTOLO GROUP, INC.
By	/s/ DAVID SIMON
	Name:	David Simon
	Title:	Chief Executive Officer

[Schedule I omitted]

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  EXHIBIT 4.8
REGISTRATION RIGHTS AGREEMENT